EXHIBIT 10.48

Description of Oral Extension-W. Browne Promissory Note

Summary of Terms of the Orally Agreed upon Extension to following Simple Promissory Note (with corresponding exhibit number of original note) under which Registrant is the Borrower. No periodic payments are required and principal and interest are due on the extended due date.

Original
Note			Original	Oral		Annual
Exhibit		Loan	Due	Extension		%
Number	Lender	Date	Date	Date	Principal	Rate

10.7	W. Browne	12/21/2006	11/01/2007	12/31/2008	$50,000.00*	10%

*$50,000 is the remaining principal balance of this note.  The original loan amount was $75,000.  However, the Company made a payment toward the principal balance ($25,000) on August 24, 2007.